Exhibit 99.1
Southern Company Announces Cash Tender Offers for Any and All of Certain Outstanding Debt Securities

ATLANTA, January 16, 2019 /PRNewswire/ -- The Southern Company (“Southern Company”) today announced the commencement of cash tender offers (each, a “Tender Offer” and, together, the “Tender Offers”) to purchase any and all of: (i) the $1,000,000,000 outstanding principal amount of its 1.85% Senior Notes due July 1, 2019 (the “1.85% Notes”); (ii) the $350,000,000 outstanding principal amount of its Series 2014B 2.15% Senior Notes due September 1, 2019 (the “2.15% Notes” and, together with the 1.85% Notes, the “Fixed Rate Notes”); and (iii) the $750,000,000 outstanding principal amount of its Series 2018A Floating Rate Senior Notes due February 14, 2020 (the “Floating Rate Notes” and, together with the Fixed Rate Notes, the “Notes”). The terms and conditions of the Tender Offers are more fully described in Southern Company’s Offer to Purchase, dated January 16, 2019 and the related Notice of Guaranteed Delivery (together, the “Tender Offer Documents”).

Certain information regarding the Notes and the pricing of the Tender Offers is set forth in the tables below:

Fixed Rate Notes

Title of Security	CUSIP Number	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread (bps)
1.85% Senior Notes due 2019	842587 CQ8	$1,000,000,000	1.25% due June 30, 2019	PX3	+15
Series 2014B 2.15% Senior Notes due 2019	842587 CL9	$350,000,000	1.25% due August 31, 2019	PX3	+10

Floating Rate Notes

Title of Security	CUSIP Number	Principal Amount Outstanding	Consideration per $1,000 Principal Amount
Series 2018A Floating Rate Senior Notes due 2020	144A: 842587 DB0 Reg S: U84258 AE9	$750,000,000	$1,000

Each Tender Offer will expire at 5:00 p.m., Eastern time, on January 23, 2019, unless extended or earlier terminated (such time and date, as the same may be extended, the “Expiration Date”). Holders of Notes must validly tender (including by Notice of Guaranteed Delivery) and not validly withdraw their Notes prior to or at the Expiration Date to be eligible to receive the applicable Tender Offer Consideration described below.

The “Tender Offer Consideration” for each $1,000 of outstanding principal amount of Notes validly tendered and accepted for purchase pursuant to the applicable Tender Offer will be as follows:

•
with respect to each series of Fixed Rate Notes, will be determined in the manner described in the Tender Offer Documents by reference to the applicable fixed spread specified in the table above for such series of Fixed Rate Notes plus the applicable yield based on the bid-side price of the applicable U.S. Treasury Reference Security specified in the table above for such series of Fixed Rate Notes as quoted on the Bloomberg Bond Trader PX3 series of pages at 11:00 a.m., Eastern time, on January 23, 2019, unless extended or earlier terminated; and

•	with respect to the Floating Rate Notes, will be equal to the amount set forth in the table above under the heading “Consideration per $1,000 Principal Amount.”

Holders whose Notes are validly tendered and accepted for purchase also will receive accrued and unpaid interest on their Notes from the last interest payment date for such Notes up to, but excluding, the date Southern Company initially makes payment for such Notes, which date is anticipated to be January 24, 2019 (the “Settlement Date”). Notes tendered by Notice of Guaranteed Delivery and accepted for purchase will be purchased on the third business day after the Expiration Date but payment of accrued interest on such Notes will only be made to, but not including, the Settlement Date.

Holders who validly tender their Notes may validly withdraw their tendered Notes at any time prior to the earlier of (i) the Expiration Date and (ii) if any Tender Offer is extended, the 10th business day after commencement of such Tender Offer. Notes also may be validly withdrawn at any time after the 60th business day after commencement of any Tender Offer if for any reason such Tender Offer has not been consummated within 60 business days after commencement of such Tender Offer.

Southern Company intends to redeem any Fixed Rate Notes not purchased pursuant to the Tender Offers in accordance with the indenture governing such Fixed Rate Notes, which currently provides for a make-whole redemption price, plus accrued and unpaid interest to, but not including, the redemption date. Southern Company intends to redeem, on or after February 14, 2019, any Floating Rate Notes not purchased pursuant to the Tender Offers in accordance with the indenture governing such Floating Rate Notes, which provides for a redemption price of 100% of the principal amount of such Floating Rate Notes, plus accrued and unpaid interest to, but not including, the redemption date. Any redemption of Notes would be made solely pursuant to a notice of redemption delivered pursuant to the indenture governing such Notes and the information in this press release is not a notice of redemption with respect to any Notes. Although Southern Company intends to redeem the Notes that are not tendered and accepted in the Tender Offers, Southern Company is not obligated to do so, and there can be no assurance it will do so. Any future purchases may be on the same terms or on terms that are more or less favorable than the terms of the Tender Offers. Any future purchases by Southern Company will depend on various factors existing at that time. There can be no assurance as to which, if any, of these alternatives (or combinations thereof) Southern Company may choose to pursue in the future.

The consummation of each Tender Offer is conditioned upon the satisfaction of certain conditions described in the Tender Offer Documents.

The full details of the Tender Offers, including complete instructions on how to tender Notes, are included in the Tender Offer Documents. Holders are urged to read the Tender Offer Documents, including materials incorporated by reference therein, carefully before making any decision with respect to any Tender Offer. Copies of the Tender Offer Documents are available at http://www.gbsc-usa.com/southern or may be obtained from Global Bondholder Services Corporation, the Depositary and Information Agent for the Tender Offers, at (866) 470-4300 (toll-free) or (212) 430-3774 (collect). Questions regarding the Tender Offers may be directed to the Dealer Manager for the Tender Offers, Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect).

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation to buy any of the Notes or any other securities of Southern Company nor is it a solicitation for acceptance of any Tender Offer. Southern Company is making the Tender Offers only by, and pursuant to the terms of, the Tender Offer Documents. No Tender Offer is being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of Southern Company, the Dealer Manager or the Depositary and Information Agent makes any recommendation in connection with the Tender Offers.

Cautionary Notice Regarding Forward-Looking Statements

Certain information contained in this release is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the expected completion of the Tender Offers and the timing thereof. Southern Company cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in the Offer to Purchase and Southern Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: the risk that the Tender Offers are not completed or are completed on different terms than expected. Southern Company expressly disclaims any obligation to update any forward-looking information.
Media Contact:        Southern Company Media Relations
404-506-5333 or 1-866-506-5333
www.southerncompany.com

Investor Relations Contact:    Scott Gammill
404-506-0901
sagammil@southernco.com